[COMPANY LETTERHEAD]

                                                       EXHIBIT (b)(3)

                                    April 24, 1997



The Funds Listed in Appendix I
50 California Street
San Francisco, California 94111-4624

Ladies and Gentlemen:

    This is to advise you that, based on the information you have furnished to us and our discussions to date, State Street Bank and Trust Company (the "Bank") has established a $100 million uncommitted, short-term, unsecured line of credit (the "Uncommitted Line of Credit") for each of the Borrowers listed in Appendix I (each a "Borrower"), acting either for itself or on behalf of the portfolios or series indicated on Appendix I (each a "Portfolio"), as Appendix I may from time to time be modified or amended, effective April 24, 1997 (the "Effective Date").

    This facility carries no legal obligation on the part of the Bank to lend any amount of money to any Borrower at any point in time, and the Borrower will not be paying a commitment fee for this facility. The Bank expects, however, that it will lend amounts consistent with the established credit line limits in place in response to loan requests by the Borrower. This facility will expire on May 1, 1998.

    In addition, the Bank's willingness to provide the proposed financing is contingent upon and subject to the following terms and conditions in this letter (the "Agreement").

    The proceeds of advances made under the Uncommitted Line of Credit (the "Loans") may be used only for temporary or emergency purposes (including for redemptions).

    Prior to making any initial Loan to a Borrower, the Bank shall have received from the Borrower the following:

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 2


1. A Loan request in the form attached hereto as EXHIBIT I (the "Loan Request") stating the principal amount of the requested Loan and warranting
(i) compliance by the Borrower with all of the terms and conditions of the Agreement, and (ii) use of the Loan in accordance with this Agreement;

2.  An executed Promissory Note in the form attached hereto as EXHIBIT II;

3.  An Officer's Certificate in the form attached hereto as EXHIBIT III; and

4. An opinion of counsel to the Borrower in a form satisfactory to the Bank, attached hereto as EXHIBIT IV.

    Prior to making any further Loan after making an initial Loan, the Bank shall have received a completed Loan Request.

    With respect to each Borrower which is a Massachusetts business trust or a New York trust all persons dealing with the Borrower shall look solely to the trust property of that Borrower for the enforcement of any claim against the Borrower. None of the trustees, officers, agents or shareholders of the Borrower assumes any personal liability for obligations entered into on behalf of the trust.

    Loans under the Uncommitted Line of Credit will be evidenced by a Promissory Note in the form attached hereto as EXHIBIT II. At the time of borrowing or at the time of receipt of any payment of principal, the Borrower authorizes the Bank to make the proper notation on the Note Schedule attached to the Promissory Note, reflecting the making of such Loan(s) or the receipt of such payment(s). The outstanding amount of the Loan(s) set forth on the Note Schedule shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank. The failure to record, or any error in so recording, any such amount on the Note Schedule or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Promissory Note to make payments of principal of and interest on the Promissory Note when due.

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 3


    Loans under the Uncommitted Line of Credit shall be payable upon demand by the Bank and may be paid, in whole or in part and without penalty, at any time by each Borrower. Payment of the principal amount of the Loans made to a Borrower for its own account or for the account of a Portfolio, together with interest accrued thereon and any other amounts payable with respect thereto, shall be payable only out of the assets of the Borrower, or the Portfolio, as applicable. Loans under the Uncommitted Line of Credit shall be made available at the interest rate determined at the time of each borrowing. At the time each Loan is made, the Bank shall telecopy to the Borrower a written confirmation of the amount of such Loan and the interest rate initially applicable thereto.

    Temporary or emergency borrowings in the aggregate will be limited to the lesser of: (i) the advance rate percentages listed in Appendix I; (ii) $50 million per Borrower, except where $25 million sublimits are noted; and (iii) the remaining available balance under the Uncommitted Line of Credit; provided that the aggregate amount of Loans outstanding to any Borrower at any time shall be consistent with the Borrower's Prospectus, Registration Statement and Statement of Additional Information (this paragraph being the "Leverage Covenant").

    If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within 3 (three) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

    Each Borrower hereby promises to pay the principal and interest of each Loan made to it for its own account or the account of a Portfolio, and related fees, on the day when due to the Bank at its address stated above. Each Borrower hereby authorizes the Bank, if and to the extent a payment is owed by that Borrower, to charge against the Borrower's deposit account with the Bank any amount so due on the 15th business day of the following month.

    Each Borrower agrees that it shall not borrow from any other bank, issue preferred stock or create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest,

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 4


priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing ("liens"), upon or with respect to any of its properties, owned or acquired during such period, except (i) as a result of its investment activities as described in its then current Prospectus and Statement of Additional Information or Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act"),
(ii) indebtedness in favor of the Borrower's custodian consisting of extensions of credit from the custodian in the ordinary course of business to cover securities trades or liens in favor of the Borrower's custodian granted pursuant to the custody agreement(s) in force and (iii) loans made pursuant to that certain Credit Agreement dated December 3, 1996, as amended from time to time, by and among some or all of the Borrowers and the First National Bank of Boston.

    Each Borrower agrees to furnish to the Bank a statement of assets and liabilities as of the end of each semi-annual period, audited annual statements which present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower, the portfolio of investments as of the end of each semi-annual period, proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time.

    Each Borrower agrees that while any Loan is outstanding with respect to that Borrower under this Uncommitted Line of Credit it will not change its investment objective or fundamental investment policy, as set forth in the Borrower's most recent Statement of Additional Information or most recent Prospectus, without the consent of the Bank. Each Borrower agrees that it will be a default hereunder if Chancellor LGT Asset Management ceases to be its Investment Advisor, or the Borrower changes its Custodian without the consent of the Bank, which consent will not be unreasonably withheld.

    Notwithstanding any provision to the contrary contained herein, each Loan made to any Borrower shall be made only with respect to that Borrower or on behalf of a Portfolio and shall be repaid solely from the assets of that Borrower, or the assets of that Portfolio as the case may be, and the Bank shall have no

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 5


right of recourse or offset, or any other right whatsoever, against the assets of any other Portfolio of the Borrower with respect to such Loan or any default in respect thereof. A default by any Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

    Each Borrower represents and warrants to the Bank, as an inducement to the Bank to extend the Uncommitted Line of Credit, and at any time Loans are outstanding to that Borrower or at any time a Loan Request is made by that Borrower, that:

1. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and has all trust or corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

2. Neither the Bank nor any affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower and any affiliate of the Borrower, and neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with the power to vote, 5% or more of the outstanding voting securities of the Bank or any affiliate of the Bank known to the Borrower;

3. Neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control with the Bank or any affiliate of the Bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any affiliate of the Borrower is an affiliated Person of the Bank or of any affiliate of the Bank known to the Borrower;

4.  The Borrower has no subsidiaries;

5. The Borrower is not a member of an ERISA Group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA;

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 6


6. The Borrower qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such, because it intends to timely distribute all its income (including capital gains) to its shareholders, its income will not be subject to tax at the trust or corporate level under the Internal Revenue Code. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate;

7. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note;

8. The execution, delivery and performance of all of the agreements and instruments in connection with the Uncommitted Line of Credit are within the Borrower's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Borrower's organizational documents, by laws, then-current Prospectus and Statement of Additional Information or registration statement, as the case may be, or any agreement or undertaking binding upon the Borrower;

9. There is no litigation, proceeding or investigation pending, or to the knowledge of each Borrower, threatened against the Borrower, which would have a material adverse effect on the Borrower's ability to carry out its obligations hereunder or under the Note;

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 7


10. The Borrower has statutory authority to enter into this Agreement and any Loan Requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the Borrower's then-current Prospectus and Statement of Additional Information (or 1940 Act Registration Statement, as the case may be), the 1940 Act, or any applicable rule, regulation, statute or the Leverage Covenant, as defined herein;

11. The Borrower is a registered open-end or closed-end management investment company under the 1940 Act and the shares of stock or beneficial interest of each Borrower have been registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable state securities or so-called "Blue Sky" laws; and

12. The Borrower is in compliance in all material respects with applicable law, including the 1940 Act, the Securities Act of 1933 and regulations promulgated thereunder, the Securities and Exchange Act of 1934 and regulations promulgated thereunder and Federal Reserve Regulation U.

13. This Agreement and the Note have been duly executed and delivered by the Borrower. This Agreement constitutes a valid and binding agreement of the Borrower and the Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

    Upon the occurrence of any of the following events, a Borrower shall be deemed to be in default under this Agreement:

    (a) Failure of the Borrower to make payment when due of any Loan; or available cash in the deposit account is insufficient to repay a Loan due the Bank by the Borrower;

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 8


    (b) Breach or failure to perform by the Borrower of any terms or conditions as set forth in this Agreement, or any obligation of the Borrower to the Bank;

    (c) If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Loan was false in any material respect when made or furnished;

    (d) A material adverse change in the business, assets, financial condition or prospects for the Borrower (but no such adverse change shall be deemed to have occurred as a result of a decline in net assets resulting from redemptions by shareholders or investors or as a result of a decline in the value of the securities held by the Borrower), as reasonably determined by the Bank, has occurred;

    (e) A material adverse change, as reasonably determined by the Bank shall have occurred in the facts or information disclosed to the Bank or otherwise relied on by the Bank in considering requests hereunder;

    (f) If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

    (g) Upon termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any final judgment or order against them for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgement or order shall remain unsatisfied, undischarged, or unstayed for a period of 10 days; or

    (h) Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower.

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 9


    Any Borrower may terminate the Uncommitted Line of Credit as to it by giving five (5) days irrevocable prior written notice to the Bank and repaying in full all amounts then outstanding to it under the Uncommitted Line of Credit or the Note.

    The Bank agrees that prior to assigning to any other lender (but not the Federal Reserve Bank) any of its rights and obligations under the Uncommitted Line of Credit or the Note, or granting to any other lender any participation in any of such rights and obligations, the Bank will obtain the Borrowers' prior written consent, which shall not unreasonably be withheld.

    Copies of all notices and confirmations hereunder and under the Note shall be sent to the Bank at its address above, Attention: Edward A. Siegel, Assistant Vice President, and to each Borrower at its address on the signature page hereto, to the attention of the person signing on behalf of the Borrower, or to such other address or person for notice as the parties shall have last furnished in writing to the person giving the notice.

    Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

    This Agreement shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts.

    This Agreement and the Note constitute the entire understanding between each Borrower and the Bank on this subject and supersede all prior discussions.

    If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line of Credit, please execute and return the enclosed copy of this Agreement together with the enclosed

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 10


documents and the opinion of your outside counsel concerning this transaction.

                                       Very truly yours,

                                       STATE STREET BANK AND TRUST COMPANY



                                       By:  /s/ Edward A. Siegel
                                          ---------------------------------
                                           Name:   Edward A. Siegel
                                           Title:  Assistant Vice President

Accepted:

G.T. GLOBAL GROWTH SERIES,
BORROWER, on behalf of:
GT Global Worldwide Growth
Fund, GT Global International
Growth Fund, GT Global New
Pacific Growth Fund, GT
Global Europe Growth Fund,
GT Global Japan Growth Fund,
GT Global America Small Cap
Growth Fund, GT Global America
Value Fund and GT Global
America Mid Cap Growth Fund



By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 11


Accepted:

G.T. INVESTMENT FUNDS, INC.,
BORROWER, on behalf of:
GT Global Financial Services
Fund, GT Global Infrastructure
Fund, GT Global Natural
Resources Fund, GT Global
Consumer Products and Services
Fund, GT Global Health Care Fund,
GT Global Telecommunications
Fund, GT Global Latin America
Growth Fund, GT Global Emerging
Markets Fund, GT Global Growth
& Income Fund and GT Global
Government Income Fund



By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President


Accepted:

G.T. GLOBAL EASTERN EUROPE FUND,
BORROWER


By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 12


Accepted:

G.T. GLOBAL FLOATING RATE FUND, INC.


By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President

Accepted:

G.T. GLOBAL DEVELOPING MARKETS FUND, INC., BORROWER


By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President


Accepted:

G.T. GLOBAL VARIABLE INVESTMENT
SERIES, BORROWER, on behalf of
GT Global Variable New Pacific Fund,
GT Global Variable Europe Fund,
GT Global Variable America Fund
and GT Global Variable International
Fund



By:  /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President

[COMPANY LETTERHEAD]    The Funds Listed in Appendix I
                        May 1, 1997
                        Page 13


Accepted:

G.T. GLOBAL VARIABLE INVESTMENT
TRUST, BORROWER, on behalf of
GT Global Variable Latin America
Fund, GT Global Variable Growth
& Income Fund, GT Global Variable
Government Income Fund, GT Global
Variable U.S. Government Income
Fund, GT Global Variable
Telecommunications Fund, GT Global
Variable Emerging Markets Fund,
GT Global Variable Infrastructure
Fund and GT Global Variable Natural
Resources Fund



BY: /s/ Kenneth W. Chancey
   -------------------------
    Name: Kenneth W. Chancey
    Title: Vice President



Address for Notices to Each Borrower:

Chancellor LGT Asset Management, Inc.
Legal Department
50 California Street
San Francisco, California 94111

                                      APPENDIX I



Borrowers under the $l00 million unsecured uncommitted credit facility are highlighted. Borrowings are for temporary or emergency purposes only, including redemptions, as defined by the Investment Company Act of 1940. Borrowings to each Fund are capped at the lesser of: (i) the advance rate percentages noted below: (ii) $50 million per Fund, except where $25 million sublimits are noted; and (iii) the remaining available balance under the uncommitted credit facility.



                                                               MAX. ADVANCE RATE     MAX. BORROWINGS
                                                               PERCENTAGE AGAINST          OR
BORROWER                                                          TOTAL ASSETS         SUBLIMITS

G.T. Global Growth Series, a Massachusetts business trust on behalf of the following series:

GT Global Worldwide Growth Fund                                        10%             $50 million
GT Global International Growth Fund                                    10%             $50 million
GT Global New Pacific Growth Fund                                      10%             $25 million
GT Global Europe Growth Fund                                           10%             $50 million
GT Global Japan Growth Fund                                            10%             $50 million
GT Global America Mid Cap Growth Fund                                  10%             $50 million
GT Global America Small Cap Growth Fund                                10%             $50 million
GT Global America Value Fund                                           10%             $50 million

G.T. INVESTMENT FUNDS, INC., a Maryland corporation on behalf of the following series:

GT Global Financial Services Fund                                      10%             $50 million
GT Global Infrastructure Fund                                          10%             $50 million
GT Global Natural Resources Fund                                       10%             $50 million
GT Global Consumer Products and Services Fund                          10%             $50 million
GT Global Health Care Fund                                             10%             $50 million
GT Global Telecommunications Fund                                      10%             $50 million
GT Global Latin America Growth Fund                                    10%             $25 million
GT Global Emerging Markets Fund                                        10%             $25 million
GT Global Growth & Income Fund                                         10%             $50 million
GT Global Government Income Fund                                       10%             $50 million

G.T. GLOBAL EASTERN EUROPE FUND, a Massachusetts
business trust                                                         10%             $50 million

G.T. GLOBAL FLOATING RATE FUND, INC., a Maryland
corporation.                                                           10%             $50 million

G.T. GLOBAL DEVELOPING MARKETS FUND, Inc., a
Maryland corporation                                                    5%             $25 million

G.T. GLOBAL VARIABLE INVESTMENT SERIES, A
Massachusetts business trust, on behalf of the following series:

GT Global Variable New Pacific Fund                                    10%             $50 million
GT Global Variable Europe Fund                                         10%             $50 million
GT Global Variable America Fund                                        10%             $50 million
GT Global Variable International Fund                                  10%             $50 million

G.T. GLOBAL VARIABLE INVESTMENT TRUST, A
Massachusetts business trust, on behalf of the following series:

GT Global Variable Latin America Fund                                  10%             $50 million
GT Global Variable Growth & Income Fund                                10%             $50 million
GT Global Variable Government Income Fund                              10%             $50 million
GT Global Variable U.S. Government Income Fund                         10%             $50 million
GT Global Variable Telecommunications Fund                             10%             $50 million
GT Global Variable Emerging Markets Fund                               10%             $50 million
GT Global Variable Infrastructure Fund                                 10%             $50 million
GT Global Variable Natural Resources Fund                              10%             $50 million